UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2023

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 West 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 7, 2023, Blue Torch Finance LLC (“Blue Torch”) and the Company entered into a further Limited Waiver of certain events of default under the Financing Agreement dated March 21, 2022, by and among the Company, the lenders from time-to-time party thereto (the "Lenders"), and Blue Torch as collateral agent and administrative agent for the Lenders (the “Financing Agreement”). The Limited Waiver amends the Seventh Amendment to the Limited Waiver to the Financing Agreement dated January 31, 2023 and will expire on February 10, 2023, if not terminated earlier by Blue Torch (“Waiver Period”).

In consideration of the agreements of the Agents and the Lenders under this Amendment, in addition to any other fees payable under the Financing Agreement and the other Loan Documents, the Borrower agrees to pay to the Administrative Agent (for the benefit of the Lenders) a waiver extension fee equal to $1,000,000 (the “Waiver Period Extension Fee”), which Waiver Period Extension Fee shall be fully earned as of the Amendment Effective Date, but shall only be payable in full in cash upon the earlier to occur of (x) the termination or expiration of the Waiver Period in accordance with the terms of the Limited Waiver Agreement, (y) any acceleration of the Loans pursuant to Section 9.1 of the Financing Agreement (including, for the avoidance of doubt, any automatic acceleration as a result of an Event of Default under Section 9.1(f) or (g) thereof), and (z) the repayment in full in cash of all Obligations under the Financing Agreement and the termination of all outstanding Commitments thereunder. Notwithstanding the foregoing, the Lenders hereby agree that the Waiver Period Extension Fee shall be waived in full in the event that the Borrower, the Agents and the Lenders enter into a long-term extension of the Waiver Period, on terms and conditions acceptable to the Agents and the Lenders (including, without limitation, the agreement by the Loan Parties to comply with certain sale and refinancing milestones) on or before February 10, 2023.

The Limited Waiver concerns events of default that relate to the Company’s failure to satisfy certain financial and non-financial covenants under the Financing Agreement. The Company is currently engaged in good faith negotiations with Blue Torch, as agent for the Lenders, to amend the Financing Agreement and cure the events of default, although we cannot assure you that we will be successful in doing so. If the Company is unsuccessful in renegotiating the Financing Agreement and curing the continuing events of default by the expiration of the Waiver Period, the Company intends to seek further Limited Waivers with Blue Torch, although we cannot assure you that Blue Torch would be willing to grant additional waivers. For further information on the terms of the Financing Agreement please refer to our Amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2022, filed with the SEC on November 22, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: February 10, 2023	By:	/s/ Erica Naidrich
(Signature)
Erica Naidrich Chief Financial Officer